Exhibit 99.1
KNIGHT-SWIFT TRANSPORTATION ADDS LESS-THAN-TRUCKLOAD GROWTH PLATFORM THROUGH ACQUISITION OF AAA COOPER

PHOENIX, ARIZONA – On Monday, July 5, 2021, Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift"), acquired 100% of Dothan, Alabama-based AAA Cooper Transportation and an affiliated entity ("AAA Cooper"). AAA Cooper is a leading less-than-truckload ("LTL") carrier that also offers dedicated contract carriage and ancillary services. The transaction is expected to be immediately accretive to Knight-Swift’s adjusted earnings per share ("Adjusted EPS"1).
Knight-Swift CEO, Dave Jackson, expressed the following, "We have long had interest in the LTL space and admired the success of AAA Cooper. We feel honored to be stewards of the AAA Cooper brand and, similar to previous acquisitions, AAA Cooper will continue to operate independently, while benefitting from the many synergies we expect through Knight-Swift. Reid Dove has been appointed to the Knight-Swift board of directors and will continue to be the CEO of AAA Cooper.
"In seeking our first LTL partner, we had three main requirements – the scale for entry with significant market share, the profitability and management depth to operate independently and provide a platform for compelling growth opportunities, and a world class culture. We were excited to have identified AAA Cooper as a partner that meets all three requirements, and I couldn’t be happier to finally find the right time for both of us to create a partnership. This transaction firmly positions us as a meaningful player in the LTL space, where we intend to grow both organically and through future acquisitions."
Reid Dove, CEO of AAA Cooper, noted, "Joining the Knight-Swift team is an exciting combination for the AAA Cooper team members and customers. It will allow us to pursue new opportunities and accelerate our growth. We will continue to operate as an independent company, headquartered in Dothan, Alabama, and will do so with the support and partnership of the strongest provider in the full truckload space. This is the fusion of two excellent companies in their respective sectors of the transportation industry, which makes this a win for our people, our customers, and for the newly expanded Knight-Swift team."

About AAA Cooper
AAA Cooper is expected to generate approximately $780 million in revenue, $140 million in EBITDA1, and $80 million in operating income for full-year 2021. AAA Cooper serves its blue-chip customer list through an extensive network of approximately 70 facilities (90% owned, with the remainder leased), consisting of a terminal door count of over 3,400, strategically located across the southeastern and midwestern United States. Nationwide service is provided through affiliations with other leading regional and national LTL companies. AAA Cooper’s fleet includes nearly 3,000 tractors and 7,000 trailers, which execute at an operating ratio in the high 80’s to low 90’s. The company’s highly skilled and efficient workforce includes approximately 4,800 associates. For each of the last five years AAA Cooper has been named one of America’s Best Mid-sized Employers by Forbes Magazine2.

About the Transaction
The enterprise value of the transaction was $1.35 billion. The purchase price consideration consisted of $1.3 billion in cash, $10 million in Knight-Swift shares, and approximately $40 million in assumed debt, net of cash. Cash for the transaction was funded from a new $1.2 billion term loan provided by Bank of America to Knight-Swift, as well as existing Knight-Swift liquidity.
AAA Cooper was an S corporation for tax purposes, and the transaction included an election under Internal Revenue Code Section 338(h)(10).
The transaction is expected to be accretive to Knight-Swift’s Adjusted EPS1 during the third quarter of 2021. On a longer-term basis, the parties have identified multiple areas of revenue and cost synergies that are expected to lead to growth and margin expansion consistent with Knight-Swift’s return on investment targets, while preserving AAA Cooper’s brand, locations, people, and culture.

Advisors
Scudder Law Firm, P.C., L.L.O. of Lincoln, Nebraska served as Knight-Swift’s transaction and legal advisor and Maynard Cooper & Gale, LLP served as AAA Cooper’s transaction and legal advisor. SJ Consulting Group, Inc. also provided advisory services to Knight-Swift in connection with the transaction.

Exhibit 99.1
About Knight-Swift:
Knight-Swift Transportation Holdings Inc. is a provider of multiple transportation and logistics services using a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Conference Call:
Knight-Swift will hold a conference call on July 6, 2021, at 10:30 AM EDT, to further discuss the AAA Cooper acquisition. The dial-in number for this conference call is 1-855-733-9163. Slides to accompany this call will be posted on the company's website and will be available to download prior to the scheduled conference time. To view the presentation, please visit https://investor.knight-swift.com/events-and-presentations/, "Knight-Swift Transportation Adds Less-Than-Truckload Growth Platform Through Acquisition of AAA Cooper."

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally may be identified by words such as "anticipates," "believes," "estimates" "plans," "projects," "expects," "hopes," "intends," "will," "could," "may," and terms and phrases of similar substance. In this press release, forward-looking statements cover matters such as the future operations and performance of AAA Cooper and Knight-Swift. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by Knight-Swift in its press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Knight-Swift disclaims any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

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1The terms "Adjusted EPS" and "EBITDA", as we define them, are not presented in accordance with GAAP. Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization, noncash impairments, and certain other unusual noncash items, as applicable. EBITDA is defined as net income (loss) before interest, income taxes, depreciation, and amortization.
These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted EPS and EBITDA as key measures of our performance. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted EPS and EBITDA are not substitutes for their comparable GAAP financial measures, such as EPS, net income, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.
We cannot estimate on a forward-looking basis, the impact of certain income and expense items on EBITDA, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our estimate of EBITDA.
2Source: Forbes.com

Contact: David Jackson, President and CEO, or Adam Miller, CFO — (602) 606-6349